  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1995

                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ----------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ----------------------------

                    STEWART INFORMATION SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                   74-1677330
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification Number)

                            1980 Post Oak Boulevard
                             Houston, Texas  77056
              (Address of Principal Executive Offices) (Zip Code)

                        ----------------------------

         STEWART TITLE GUARANTY COMPANY SALARY DEFERRAL PLAN AND TRUST
                            (Full Title of the Plan)

                        ----------------------------

                                   MAX CRISP
                VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                    STEWART INFORMATION SERVICES CORPORATION
                            1980 Post Oak Boulevard
                              Houston, Texas 77056
                                 (713) 625-8100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ----------------------------

                                    Copy to:
                CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          Attention:  Stephen M. Mason
                         1200 Smith Street, Suite 1400
                             Houston, Texas  77002

                        ----------------------------

==============================================================================================================
                 Title of         Amount to be     Proposed Maximum     Proposed Maximum       Amount of
             Securities to be    Registered(1)    Offering Price per   Aggregate Offering     Registration
                Registered                             Share(2)             Price(2)             Fee(2)
--------------------------------------------------------------------------------------------------------------
               Common Stock,       249,825             $18.88              $4,716,696           $1,626.45
              $1.00 par value      shares
                 per share

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price is estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of a share of the Registrant's Common Stock on September 8, 1995 as reported on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Stewart Information Services Corporation, a Delaware corporation (the "Company") and the Stewart Title Guaranty Company Salary Deferral Plan and Trust (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

                 (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                 (2) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                 (3) The description of the Company's common stock, $1.00 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements and schedules of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this Registration Statement have been so incorporated in reliance upon the reports of the following: KPMG Peat Marwick LLP; Price Waterhouse LLP; Perry-Smith & Co.; Ernst & Young LLP; Doshier, Pickens & Francis, P.C.; Jim S. Walker; Denton Wolter & Company, P.C.; Fancher & Company; M. Timothy O'Roark; Grant Bennett Accountants; McGee, Haza & Co.; Aaronson, White & Company; Edgar, Kiker & Cross, L.L.P.; and Ginny Sanders May, independent certified public accountants, incorporated by reference herein, and given on the authority of said firms as experts in accounting and auditing. The validity of the issuance of interests in the Plan registered hereby will be passed on by Chamberlain, Hrdlicka, White, Williams & Martin, counsel to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eleventh of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that such article will not eliminate or limit liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent allowed under the GCL. If a director were to breach such duty in performing his duties as a director, neither the Company nor the stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, Article Fourteenth may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction until after it has been completed. In such a situation, it is possible that the stockholders and the Company would not have an effective remedy against the directors.

         Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the Bylaws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

         Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing coverage for each director and officer in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit No.      Description
-----------      -----------
         4.1     Certificate of Incorporation of the Company, as amended (Exhibit 3.1 to the Company's Annual Report on
                 Form 10-K for the year ended December 31, 1987, is incorporated by reference herein).

         4.2     Bylaws of the Company, as amended.

         4.3     The Stewart Title Guaranty Company Salary Deferral Plan and Trust, the Fifth Amendment and Restatement
                 thereof.

         4.4     Sixth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.5     Seventh Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.6     Eighth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.7     Ninth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.8     Tenth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.9     Eleventh Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

        4.10     Twelfth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         5.1     Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams & Martin regarding the legality of the securities being registered.

        23.1     Consents of independent accountants.


        23.2     Consent of Counsel, Chamberlain, Hrdlicka, White, Williams & Martin, is set forth in the opinion included in the Registration Statement as Exhibit 5.

        24.1     Power of Attorney (contained on page II-6 hereof).

ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i) To include any prospectus required by Section 10(a)(3) of the
                                           Securities Act of 1933 (the "Act");

                               (ii)        To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of the Registration
                                           Statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in the Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                           Statement or any material change to
                                           such information in the Registration
                                           Statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (6) The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas, as of the 11th day of September, 1995.

                                          STEWART INFORMATION SERVICES
                                                 CORPORATION

                                          By: /s/ MAX CRISP
                                              Max Crisp, Vice President-Finance,
                                              Secretary and Treasurer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Max Crisp and Tannie L. Pizzitola, Jr., and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may legally do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                         Title                                                Date
         ---------                         -----                                                ----
/s/ CARLOSS MORRIS                Co-chief executive officer                                  September 11, 1995
CARLOSS MORRIS                    and Director (principal
                                  executive officer)

/s/ STEWART MORRIS                Co-chief executive officer                                  September 11, 1995
STEWART MORRIS                    and Director (principal
                                  executive officer)

/s/ C. M. HUDSPETH                Director                                                    September 11, 1995
C. M. HUDSPETH

/s/ NITA B. HANKS                 Director                                                    September 11, 1995
NITA B. HANKS



/s/ MAX CRISP                     Vice President - Finance,                                   September 11, 1995
MAX CRISP                         Secretary, Treasurer and
                                  Director (principal financial
                                  and accounting officer)


         Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) have duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 11, 1995.

                                          TRUSTEE OF STEWART TITLE
                                          GUARANTY COMPANY
                                          SALARY DEFERRAL PLAN AND TRUST

                                          First Interstate Bank of Texas,
                                          N.A., Trustee



                                          By: /s/ JOHN J. KELLEY
                                          Name:  Vice President & Trust Officer
                                          Title: John J. Kelley

                              INDEX TO EXHIBITS

Exhibit No.      Description
-----------      -----------
         4.1     Certificate of Incorporation of the Company, as amended (Exhibit 3.1 to the Company's Annual Report on
                 Form 10-K for the year ended December 31, 1987, is incorporated by reference herein).

         4.2     Bylaws of the Company, as amended.

         4.3     The Stewart Title Guaranty Company Salary Deferral Plan and Trust, the Fifth Amendment and Restatement
                 thereof.

         4.4     Sixth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.5     Seventh Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.6     Eighth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.7     Ninth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.8     Tenth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         4.9     Eleventh Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

        4.10     Twelfth Amendment of the Stewart Title Guaranty Company Salary Deferral Plan and Trust.

         5.1     Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams & Martin regarding the legality of the securities being registered.

        23.1     Consents of independent accountants.


        23.2     Consent of Counsel, Chamberlain, Hrdlicka, White, Williams & Martin, is set forth in the opinion included in the Registration Statement as Exhibit 5.

        24.1     Power of Attorney (contained on page II-6 hereof).